UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SOUTHPEAK INTERACTIVE CORPORATION

(Name of Registrant as Specified in Its Charter)

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October 8, 2010

Dear Stockholder:

This letter is to inform you that an Information Statement is being furnished to the stockholders of SouthPeak Interactive Corporation, a Delaware corporation, in connection with the approval of an amendment to our Amended and Restated Certificate of Incorporation by written consent in lieu of a special meeting of the stockholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Only stockholders of record at the close of business on July 16, 2010 shall be provided a copy of the Information Statement.

Very truly yours,

Melanie Mroz
President and Chief Executive Officer

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia 23113

NOTICE OF WRITTEN CONSENT IN LIEU OF
SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given to the stockholders of SouthPeak Interactive Corporation, a Delaware corporation (the “Company”), that the holders of a majority of the outstanding voting stock of the Company (common stock and Series A convertible preferred stock) have executed a written consent in lieu of a special meeting of stockholders to amend our Amended and Restated Certificate of Incorporation (the “Charter”), to increase our authorized shares of common stock, par value $.0001, by 100,000,000 to 190,000,000 shares, as more fully described in the Information Statement accompanying this Notice.

Only stockholders of record at the close of business on July 16, 2010 are entitled to notice of the matters described in the Information Statement. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these corporate actions will not be effective until 20 days after the accompanying Information Statement is mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

Melanie Mroz
President and Chief Executive Officer
Midlothian, Virginia
October 8, 2010

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia 23113

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

We are distributing this Information Statement (this “Information Statement”) to our stockholders in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and applicable Delaware law. No additional action will be undertaken by us with respect to the receipt of written consents, and no appraisal or dissenters’ rights under the Delaware General Corporation Law are afforded to our stockholders as a result of the adoption of the resolutions discussed herein.

This Information Statement is being mailed on or about October 8, 2010 to the holders of record at the close of business on July 16, 2010 (the “Record Date”), of our capital stock (consisting of common stock and Series A convertible preferred stock), in connection with stockholder action by written consent in lieu of a special meeting for the following purpose:

to amend our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock, par value $.0001, by 100,000,000 to 190,000,000 shares.

The amendment to our Charter (the “Amendment”) is attached as Annex 1 to this Information Statement. The affirmative votes of the holders of a majority in voting power of our outstanding capital stock (consisting of common stock and Series A convertible preferred stock), voting as a single class, is required to approve the Amendment. Each holder of common stock is entitled to one vote for each share of common stock held. Each holder of Series A convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A convertible preferred stock could then be converted. The date for purposes of determining the holders of outstanding shares of common stock and Series A convertible preferred stock entitled to receive this Information Statement is the close of business on the Record Date. As of the Record Date, the Company had outstanding 60,795,538 shares of common stock and 5,503,833 shares of Series A convertible preferred stock, convertible into 5,720,567 shares of common stock, for an aggregate of 66,516,105 shares, on an as-converted to common stock basis, entitled to vote.

Terry Phillips, our Chairman and the holder of 16,625,720 shares of common stock, Melanie Mroz, a Director, our President and Chief Executive Officer and the holder of 3,181,126 shares of common stock, along with the holders of an aggregate of 14,094,900 shares of common stock (collectively, the “Consenting Stockholders”), have delivered to the Company, a written consent, effective as of July 16, 2010 (the “Written Consent”), in favor of the Amendment. The stockholdings of the Consenting Stockholders total 33,901,746 shares of common stock and zero shares of Series A convertible preferred stock and represent approximately 51% of the total outstanding voting shares of our capital stock as of the date of the Written Consent (consisting of common stock and Series A convertible preferred stock, on an as-converted basis), which is sufficient to take action to amend our Charter. We do not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

Section 228(a) of the Delaware General Corporation Law provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, our Board of Directors (the “Board”), voted to utilize, and has obtained, the written consent of the Consenting Stockholders who own shares representing a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A convertible preferred stock, on an as-converted basis), voting as a single class. The resolutions adopted in that written consent will not become effective before the date that is 20 days after the date on which this Information Statement is first mailed to stockholders. You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders.

Pursuant to Section 228(e) of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to our stockholders as a result of the approval of the Amendment.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our executive offices are located at 2900 Polo Parkway, Midlothian, Virginia 23113, and our telephone number at that location is (804) 378-5100.

AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Overview and General Effect of the Amendment

The Consenting Stockholders have adopted resolutions authorizing the Amendment. The adoption of the resolutions authorizes the Company to cause the Amendment to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”). Upon acceptance by the Secretary of State, the Company’s authorized capital will consist of 190,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Reasons for Approval of the Amendment

Our Board unanimously recommended that the stockholders approve the Amendment for the following reasons:

Availability. Of our 90 million currently authorized shares of common stock, 60,795,538 shares were outstanding as of the Record Date. Prior to the Record Date, after taking into account shares of common stock reserved for issuance under our outstanding stock options, warrants, Series A convertible preferred stock, convertible debt instruments, and pursuant to our 2008 Equity Incentive Compensation Plan (the “Plan”), we determined that we lacked a sufficient number of authorized and unissued shares of common stock to fully satisfy our various obligations to issue common stock under those securities and the Plan, in the unlikely event that we were required to do so simultaneously. In particular, if we had issued all of the shares of common stock into which such outstanding securities were convertible or exercisable, as well as all 2,008,704 shares of common stock reserved for issuance under the Plan (but for which no awards have yet been granted), we would have needed an additional 952,403 shares of authorized common stock. Although we were aware of the need to authorize additional shares, in light of our plans to conduct a convertible debt and warrant financing, we chose to wait to increase our authorized capital stock until it was clear how many shares of common stock into and for which the proposed convertible debt would be convertible and the proposed warrants would be exercisable.

On the Record Date, we entered into a Securities Purchase Agreement, dated as of July 16, 2010 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we sold to certain investors (the “Investors”), including Terry Phillips, our Chairman and one of the Consenting Stockholders, $5.5 million aggregate principal amount of senior secured convertible promissory notes (the “Notes”), Series A warrants, and Series B warrants (collectively, the Notes and the warrants are referred to as the “Financing Securities”), each of which is, or may be in the future, convertible into or exercisable for common stock (the “Financing”). In the Financing, we received gross proceeds of $5,000,000 in cash and cancelled a then outstanding $500,000 junior secured convertible note. The proceeds that we received will be used for general working capital purposes. Subject to certain restrictions described below, the Financing Securities are initially convertible into, or exercisable for, up to an aggregate of 25,522,042 shares of common stock as follows: 12,761,021 shares upon conversion of the Notes and 12,761,021 shares upon exercise of the Series A warrants. An additional 9,570,766 shares of common stock may become issuable upon exercise of the Series B warrants, but only upon the occurrence of specific events and not until approximately September 28, 2011, or any earlier date upon which we file our Annual Report on Form 10-K for the fiscal year ending June 30, 2011.

The Notes bear interest at 10.0% per annum, payable semi-annually commencing on December 31, 2010 and are secured by all of our assets and the assets of our subsidiaries. The principal and interest due under the Notes are convertible at a conversion price of $.431 per share, subject to full ratchet anti-dilution protection for issuances at less than the conversion price, other than issuances which are exempted from the full ratchet, such as equity grants under the Plan. Pursuant to the terms of the Notes, we cannot effect conversion of, nor shall any holder have the right to convert, the Notes if such conversion would cause the holder to beneficially own in excess of 4.99% of our common stock. After July 19, 2012, we have the right to redeem all or any part of the Notes at 103% of the principal amount being redeemed subject to conditions prescribed in the Notes. The holders also have the right of redemption if an event of default occurs under the Notes. One such event is the failure of our 2011 EBITDA to exceed the sum of (i) the absolute value of any goodwill impairment charge we incur in 2010 in excess of $1,500,000 plus (ii) $0.00 if our 2010 EBITDA exceeds $0.00 and the absolute value of our 2010 EBITDA determined without regard to any goodwill impairment charge if such latter 2010 EBITDA is negative (hereinafter “EBITDA Test”).

The five-year Series A warrants have an exercise price of $.375 per share, subject to the same full ratchet anti-dilution protection that applies to our Notes. The Investors’ right to exercise the Series A warrants is limited to the extent such exercise would cause the Investor to beneficially own more than 4.99% of our common stock. An additional 9,570,766 shares of common stock may become issuable upon exercise of the Series B warrants. The Series B warrants, however, can only be exercised if the EBITDA Test under the Notes is not achieved or if we fail to announce our 2011 operating results by September 28, 2011. The exercise price of the Series B warrants is tied to the weighted average price of our common stock for each of the 30 consecutive trading days following the earlier of the announcement of our 2011 operating results or September 28, 2011 and is subject to the same full ratchet anti-dilution protection that applies to our Notes and Series A warrants. The Series B warrants will expire, if the warrants become exercisable, on the fifth year anniversary of the date we announce our 2011 operating results.

The issuance of common stock upon conversion or exercise of the Financing Securities will have a dilutive effect on the equity and voting power of existing holders of common stock. As noted above, pursuant to the terms of the Financing Securities, the Investors do not have the right to convert their Notes or exercise their warrants to the extent that, after giving effect to such conversion or exercise, respectively, such Investor (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of common stock outstanding immediately after giving effect to such conversion or exercise. As a result of this provision, barring any action by the Investors to increase or decrease the Maximum Percentage, currently the Financing Securities may be converted and exercised, as applicable, for an aggregate of 12,766,572 shares of our common stock, which would constitute approximately 16% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock) following such conversion or exercise. Under the terms of the Financing Securities, each of the Investors has the right to increase (or decrease) the Maximum Percentage to be applied to that Investor to any number not in excess of 9.99%, with such increase or decrease taking effect 61 days after notice of such change of the Maximum Percentage is provided to us. If each of those Investors holding Financing Securities convertible into greater than 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion of exercise were to increase the Maximum Percentage applicable to it to 9.99%, the Financing Securities could be converted into an aggregate of 19,875,622 shares of our common stock, which would constitute approximately 23% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock) following such conversion and exercise. Finally, if the Financing Securities were to be amended to remove entirely the Maximum Percentage limitation discussed above and the Financing Securities were to be immediately converted and exercised, respectively, in full, this would result in an issuance of an aggregate of 35,092,808 shares of our common stock, and would constitute approximately 34% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock) following such conversion and exercise. The foregoing percentages, to reflect the dilutive impact of the Financing, assume the Series B warrants become exercisable. If the Series B warrants do not become exercisable, upon conversion or exercise of the Notes and Series A warrants: at the Maximum Percentage of 4.99%, an aggregate of 11,026,436 shares of our common stock would be issuable, which would constitute approximately 14% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock); and assuming the Maximum Percentage is increased to 9.99%, an aggregate of 18,135,476 shares of our common stock would be issuable, which would constitute approximately 21% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock); and, assuming the removal of the Maximum Percentage limitation in its entirety, an aggregate of 25,522,042 shares of our common stock would be issuable, which would constitute approximately 27% of our total outstanding common stock (on an as-converted basis in regard to our outstanding Series A preferred stock).

In connection with the sale of the Financing Securities, we executed a Registration Rights Agreement under which we agreed to register the shares of common stock underlying the Financing Securities. We are obligated to have our Registration Statement declared effective by December 1, 2010, if it is not subject to full review by the Securities and Exchange Commission (“SEC”), and by December 31, 2010, if it is subject to full review. Failure to have the registration statement declared effective within 60 days from the prescribed effectiveness deadline constitutes a default under the Notes. In addition, if we are limited as to the number of shares we are permitted to initially register, we will become obligated to file subsequent registration statements after substantially all of the previously registered shares have been sold. We are subject to a payment of one percent of each Investor’s purchase price under the Securities Purchase Agreement for every 30-day period for which we fail to maintain an effective registration statement as required under the Registration Rights Agreement.

Pursuant to the Purchase Agreement, we agreed to authorize and reserve for issuance that number of shares of common stock which equals or exceeds 130% of the sum of the maximum number of shares issuable upon conversion of the Financing Securities. The Company and the Investors agreed to consummate the Financing notwithstanding our inability (i) to reserve for issuance a sufficient number of shares of authorized, unissued and unreserved common stock upon the conversion or exercise of the Financing Securities, and (ii) to issue all of the shares of common stock that were issuable under those of our securities that were outstanding prior to the Record Date and that were convertible into or exercisable for common stock and pursuant to stock-based awards issuable under the Plan. However, we agreed in the Purchase Agreement to prepare and file with the SEC this Information Statement, to distribute it to our stockholders, and to file the Amendment with the Secretary of State as soon as possible.

The Purchase Agreement, Registration Rights Agreement, and the Financing Securities are described in, and filed as exhibits to, the Current Report on Form 8-K filed with the SEC on July 22, 2010; you are encouraged to review them in their entirety for additional information regarding the Financing. In the event of any inconsistency between the discussion in this Information Statement and the terms of the Purchase Agreement, Registration Rights Agreement, and the Financing Securities themselves, the Purchase Agreement, Registration Rights Agreement, and the Financing Securities shall control.

In addition to satisfying a requirement under the Purchase Agreement, the increase of our authorized shares of common stock pursuant to the Amendment would enable our Board, from time to time, to issue additional shares of our common stock for such purposes and such consideration as our Board may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange or association on which our shares of common stock are at the time listed. As would be true for shares presently authorized, any common stock authorized by the Amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock. The Company has no current plans to issue the additional shares of common stock that are the subject of the Amendment, other than with respect to the Financing Securities, our existing warrants, convertible debt instruments, Series A convertible preferred stock and stock options that are outstanding or available for future grant pursuant to the Plan, or any other existing obligation.

The effective increase in the number of authorized, unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Charter or by-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the company through a transaction opposed by our Board. Our management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders. We do not currently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no preemptive rights with respect to our common stock. The additional shares to be authorized by the Amendment would have powers, preferences and rights identical to the currently outstanding shares.

Interest of Certain Persons in Matters to be Acted Upon

Directors and Officers. The Company’s Chairman and one of the Consenting Stockholders, Terry Phillips, is a party to the Purchase Agreement. The Amendment is necessary to comply with the terms of the Purchase Agreement. The Amendment also will allow the Financing Securities purchased by the Investors, including Mr. Phillips, to be fully converted or exercised pursuant to their terms if the Investors choose to do so at a time when the holders of our other outstanding securities convertible into or exercisable for common stock have converted or exercised such securities or are seeking to do so simultaneously.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of July 16, 2010 by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock on July 16, 2010;
•	each of our current executive officers and directors; and
•	all executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based on a total of 60,795,538 shares of our common stock outstanding as of July 16, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable, or exercisable, convertible or issuable within 60 days of July 16, 2010, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Executive Officers and Directors
Terry Phillips(2)	18,945,906	30.0%
Melanie Mroz(3)	3,214,459	5.3%
Reba McDermott	—	—
David Buckel(4)	145,000*
Paul Eibeler(5)	120,000*
Louis M. Jannetty(6)	160,000*
All executive officers and directors as a group (6 persons)	22,585,365	37.2%
Other 5% Stockholders
Greg Phillips	10,394,900	17.1%
Intermezzo Establishment(7)	5,000,000	8.2%
Hummingbird Management, L.L.C.(8)	4,078,499	6.6%
Atlas II, LP(9)	3,866,000	6.2%
FI Investment Group, LLC(10)	3,808,523	5.9%
Paragon Investment Fund(11)	5,000,000	8.2%

*	Less than 1%
(1)	Unless otherwise indicated, the address of the beneficial owner is c/o SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113.
(2)	Includes 1,160,093 shares of common stock issuable upon exercise of Series A warrants and 1,160,093 shares of common stock issuable upon conversion of senior secured convertible notes.
(3)	Includes 33,333 shares of common stock issuable upon exercise of options.
(4)	Includes 115,000 shares of common stock issuable upon exercise of options. The address of Mr. Buckel is 1065 Admiral Crossing, Alpharetta, Georgia 30005.
(5)	Includes 100,000 shares of common stock issuable upon exercise of options. The address of Mr. Eibeler is 41 Frost Creek Drive, Lattingtown, New York 11560.
(6)	Includes 135,000 shares of common stock issuable upon exercise of options. The address of Mr. Jannetty is 10 Cordage Park Circle, Suite 235, Plymouth, Massachusetts 02360.
(7)	The address of Intermezzo Establishment is Landstrasse 114, 9495 Triefen, Liechtenstein. The foregoing information is derived from a Schedule 13D filed April 9, 2010.
(8)	Includes 1,350,030 shares of common stock issuable upon exercise of Class Y warrants, held by Hummingbird Value Fund, L.P. (“HVF”), Hummingbird Microcap Value Fund, L.P. (“Microcap Fund”), Hummingbird SPAC Partners, L.P. (“SPAC”), Hummingbird Concentrated Fund, L.P. (“Concentrated”) and Tarsier Nanocap Value Fund, L.P. (“Tarsier”, together with HVF, Microcap Fund, SPAC and Concentrated, the “Hummingbird Funds”). As investment manager of the Hummingbird Funds, Hummingbird Management, L.L.C. (“Hummingbird”) may be deemed to have the sole voting and investment authority over the shares of common stock and warrants owned by the Hummingbird Funds. The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin, as the managing member and control person of Hummingbird, may be deemed to have the sole voting and investment authority over the shares of common stock and the warrants beneficially owned by Hummingbird. Hummingbird Capital, LLC (“HC”), as the general partner of each of the Hummingbird Funds, may be deemed to have the sole voting and investment authority over such shares and warrants owned by the Hummingbird Funds. Each of Hummingbird, Mr. Sonkin and HC disclaim any beneficial ownership of the shares of common stock and the warrants owned by the Hummingbird Funds. The business address of Hummingbird Management, L.L.C. is 145 East 57th Street, 8th Floor, New York, New York 10022.
(9)	Includes 1,496,500 shares of common stock issuable upon exercise of Class Y warrants and Class Z warrants. Patty Shanley is the General Partner of Atlas II, L.P. and consequently may be deemed to be the beneficial owner of its holdings by virtue of controlling the voting and dispositive powers of Atlas II, L.P. The business address of Atlas II, L.P. is 11470 Stone Corral Place, Gold River, CA 95670. The foregoing information is derived from a Schedule 13G filed June 19, 2009.

(10)	Includes 3,093,333 shares of common stock issuable upon conversion of Series A convertible preferred stock and 500,000 shares of common stock issuable upon exercise of Class Y warrants. On June 5, 2008, FI Investment Group, LLC acquired 2,093,333 shares of Series A convertible preferred stock upon the conversion of outstanding principal and interest owed by SouthPeak Interactive, L.L.C., a subsidiary of the Company, at a purchase price of $1.00 per share. Frank Islam is the principal of FI Investment Group and, as such, has indirect voting and dispositive power over the shares of Series A convertible preferred stock and the warrants held by FI Investment Group, LLC. The business address of FI Investment Group, LLC is 1600 Tysons Boulevard, Suite 1150, McLean, Virginia 22102.
(11)	The address of Paragon Investment Fund is Bahnhofstrasse 76, 8001 Zurich, Switzerland. The foregoing information is derived from a Schedule 13D filed April 9, 2010.

Where to Obtain More Information

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Stockholders can read our SEC filings, including this Information Statement, over the Internet at the SEC’s website at http://www.sec.gov. Stockholders may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 and may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If stockholders would like additional copies of this Information Statement or have questions about the Information Statement, they should contact us by telephone or in writing:

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia 23113
Attention: Reba McDermott, Chief Financial Officer
Telephone: (804) 378-5100

One Information Statement is mailed to multiple stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. Please send requests for additional Information Statements or SEC reports to the person and address noted above. If multiple stockholders sharing the same address are receiving multiple copies of Information Statements or SEC reports and only wish to receive one copy at such address, please send such request to the person and address noted above.

Dated: October 8, 2010

Annex 1

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SOUTHPEAK INTERACTIVE CORPORATION

SouthPeak Interactive Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The amended and restated certificate of incorporation of the Corporation is hereby amended by deleting the first sentence of ARTICLE IV in its entirety and inserting the following in lieu thereof:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, of which:

One Hundred Ninety Million (190,000,000) shares, par value $0.0001 per share, shall be shares of common stock (the “Common Stock”); and

Twenty Million (20,000,000) shares, par value $0.0001 per share, shall be shares of preferred stock (the “Preferred Stock”).

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.